EXHIBIT 11.2

                             SYNOVUS FINANCIAL CORP.

                            COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                                   (UNAUDITED)

                                                                       Twelve Months Ended                Three Months Ended
                                                                           December 31,                        December 31,
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                                                                       1995              1994             1995           1994
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
Primary

Net income                                                          $114,582,630       89,452,498       33,633,732       21,752,597
====================================================================================================================================
Average common shares outstanding                                     76,636,322       75,166,862       77,215,502       75,543,473
Average common shares added, assuming
   exercise of dilutive stock options                                    778,092          829,448        1,011,881          871,346
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Average common shares, as adjusted                                    77,414,414       75,996,310       78,227,383       76,414,819
====================================================================================================================================

Net income per common share                                         $       1.48             1.18             0.43             0.28
====================================================================================================================================

Assuming Full Dilution

Net income                                                          $114,582,630       89,452,498       33,633,732       21,752,597
Adjustments:
   Interest expense on subordinated debentures                              --            136,474             --             34,118
   Income tax effect on such interest expense                               --            (47,766)            --            (11,941)
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Net income, as adjusted                                             $114,582,630       89,541,206       33,633,732       21,774,774
====================================================================================================================================

Average common shares outstanding                                     76,636,322       75,166,862       77,215,502       75,543,473
Average common shares added, assuming
   exercise of dilutive stock options                                  1,055,107          836,672        1,055,107          871,346
Average common shares to be issued, assuming
   conversion of subordinated debentures                                    --            301,947             --            301,947
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Average common shares, as adjusted                                    77,691,429       76,305,481       78,270,609       76,716,766
====================================================================================================================================

Net income per common share, assuming
   full dilution                                                    $       1.47             1.17             0.43             0.28
====================================================================================================================================

     Share and per share data presented in Exhibit 11.2 has not been retroactively restated to reflect the three-for-two stock split declared by the Synovus Board of Directors on March 11, 1996, effective April 8, 1996, to shareholders of record as of March 21, 1996.